Exhibit 99.1

Source: Better Choice Company Inc.

April 16, 2025 08:45 ET

Better Choice Sells Halo’s Business in Asia for $8.1 Million in Total Gross Proceeds Including $6.5 Million in Cash Up Front, the Equivalent of $3.34 Per Share Better Choice will retain ownership of its North American operations and rest-of-world ex-Asia operations

TAMPA, Fla., April 16, 2025 (GLOBE NEWSWIRE) — Better Choice Company, Inc. (NYSE American: BTTR) (“Better Choice” or the “Company”), a pet health and wellness company, is pleased to announce that its wholly-owned subsidiary, Halo, Purely for Pets, Inc. (“Halo”), successfully completed the sale of its Asian business, to CZC Company LTD (the “Buyer”) for total gross proceeds of $8.1 million including $6.5 million, or $3.34 per share based on 2,422,005 shares outstanding as of March 25, 2025, in cash, along with a 5-year royalty agreement. This guarantees a minimum total royalty payment of $1.65 million, based on a 3% royalty on sales over the next five years, with a minimum annual payment of $330,000.

Halo, which remains wholly-owned by Better Choice, will retain ownership of its key North American operations and global operations outside of Asia, allowing Halo to focus on its core markets and strategic initiatives.

This transaction allows the Company to concentrate on its core portfolio of health and wellness products, while creating an additional revenue stream through the royalty arrangement. This sale is a key step in the Company’s strategy to maximize shareholder value by optimizing its asset portfolio.

“We are pleased to have successfully completed this strategic transaction,” said Michael Young,

Chairman of Better Choice. “We have strengthened our balance sheet and strategically focused our resources on our core health and wellness offerings while securing a steady revenue stream through the royalty structure. With improved financial flexibility we will look to maximize shareholder value in every possible way, which may include stock repurchase programs, further dividends or allocation of cash reserves into silver, gold and other currencies.”

About Better Choice Company Inc.

Better Choice Company Inc. is a rapidly growing pet health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier, and longer lives. We take an alternative, nutrition-based approach to pet health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted pet health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell the majority of our dog food, cat food and treats under the Halo brand, which is focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Better Choice Company, Inc.

Kent Cunningham, CEO

Investor Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

T: 212-896-1254

Valter@KCSA.com